FIRST AMENDMENT TO

SALES AGREEMENT

This FIRST AMENDMENT TO SALES AGREEMENT (the “Amendment”) is made and entered into with effect this 2nd day of July, 2012, by Calamos Global Total Return Fund, a Delaware statutory trust (the “Fund”), Calamos Advisors LLC, a Delaware limited liability company (the “Adviser”) and JonesTrading Institutional Services LLC (“Jones”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement (as defined below).

WITNESSETH

WHEREAS, the Fund, the Adviser and Jones entered into a Sales Agreement, dated September 30, 2011 (the “Agreement”) pursuant to which the Fund has issued, and may from time to time continue to issue and sell through Jones, up to 2,871,921 shares of the Fund’s common shares of beneficial interest, no par value per share (the “Placement Shares”);

WHEREAS, the Fund desires to change the listing of its common shares of beneficial interest, no par value per share (the “Common Stock”) to The NASDAQ Global Select Market from the New York Stock Exchange, effective as of the date hereof;

WHEREAS, the parties desire to amend the Agreement to reflect the listing of the Fund’s Common Stock, including the Placement Shares, on The NASDAQ Global Select Market.

NOW THEREFORE, for and in consideration of the promises and the exchange of mutual promises, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement is hereby amended such that, except with respect to Section 12 of the Agreement, (a) all references to the “New York Stock Exchange” shall be deleted and replaced by “The NASDAQ Global Select Market” and (b) all references to “NYSE” shall be deleted and replaced by “NASDAQ”.

2. The last sentence of Section 12 of the Agreement is hereby amended by deleting such sentence in its entirety and replacing such sentence with the following:

“For purposes of this Agreement, “Business Day” shall mean any day on which the New York Stock Exchange, NASDAQ and commercial banks in the City of New York are open for business.”

3. The Fund hereby certifies that, except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Fund in Section 6(a) of the Agreement, as amended hereby, are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof.

4. The Adviser hereby certifies that, except for non-material exceptions as may be set forth on Annex B hereto, the representations and warranties of the Fund in Section 6(b) of the Agreement, as amended hereby, are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof.

5. This Amendment shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

6. This Amendment may be executed in any number of counterparts and such signature pages may be delivered by facsimile, each of which shall be deemed to be an original, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

7. Except as specifically modified by the terms and conditions of this Amendment, the terms and conditions of the Agreement are hereby ratified and affirmed in all respects and shall continue in full force and effect. In the event of a conflict between any provision in the Agreement and the text of this Amendment, the text of this Amendment shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CALAMOS GLOBAL TOTAL RETURN FUND

By:	J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Secretary

CALAMOS ADVISORS LLC

By:	Nimish S. Bhatt
Name:	Nimish S. Bhatt
Title:	SVP, CFO

ACCEPTED as of the date
first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	Alan Hill
Name:	Alan Hill
Title:	CFO

Annex A

Annex B